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                                                                   EXHIBIT 10.15




                        WAFER AND DIE PURCHASE CONTRACT





                                                   Effective as of July 18, 1994




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                             TABLE OF CONTENTS

RECITALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

1.       DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.       QUALIFICATION PHASE; CONDITIONS PRECEDENT TO, AND INCENTIVES TO REACH, PRODUCTION PHASE. .   4

3.       PRODUCTION PHASE CAPACITY AND PURCHASE COMMITMENTS . . . . . . . . . . . . . . . . . . . .   7

4.       PRICING PHASES FOR PRODUCT ORDERING: UNPROBED WAFERS, PROBED WAFERS, AND DIE . . . . . . .   9

5.       PRICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

6.       STANDARD ORDERING INTERVALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

7.       FORECASTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

8.       RAMP-DOWN PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

9.       PRODUCT PURCHASE ORDERS AND ACCEPTANCES. . . . . . . . . . . . . . . . . . . . . . . . . .  14

10.      CHANGE ORDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  15

11.      RECONCILIATIONS AND OTHER REPORTS . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  16

12.      INVOICES AND PAYMENT TERMS. . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  16

13.      MANAGEMENT STRUCTURE. . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  17

14.      SUPPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  19

15.      WARRANTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  19

16.      GENERAL SALES TERMS . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  21

17.      TERM AND TERMINATION. . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  22

18.      INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  22

19.      ENTIRE CONTRACT . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . .  25

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                                LIST OF EXHIBITS



EXHIBIT A                 QUANTITIES, PRICING, ETC.

EXHIBIT B                 4-CORNER TEST / EXPERIMENTAL LOTS

EXHIBIT C                 STANDARD DIE YIELD REFERENCES

EXHIBIT D                 CHANGE ORDER/CANCELLATION COMPENSATION (See Section 10.3 and
                          Exhibit "A" of Contract) WORK IN PROCESS (W.I.P.) CANCELLATION CHARGES

EXHIBIT E                 LIST OF SPECIFICATIONS AND "QUAL MEMO"

EXHIBIT F                 TERMS AND CONDITIONS CONCERNING DESIGN SERVICES ACTIVITIES

EXHIBIT G                 SCHEDULE OF MILESTONES

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                        WAFER AND DIE PURCHASE CONTRACT

         This WAFER AND DIE PURCHASE CONTRACT (this "Contract") is entered into effective as of July 18, 1994 (the "Effective Date"), by and between American Microsystems, Inc. having a place of business at 2300 Buckskin Road, Pocatello, Idaho 83201 ("AMI"), and Western Digital Corporation, a Delaware corporation having a place of business at 8105 Irvine Center Drive, Irvine, California ("WDC"). AMI and WDC are hereinafter collectively referred to as the "Parties."

RECITALS:

A. WDC designs, develops, makes or has made, markets, and sells various computer-related products including but not limited to complementary symmetry metal oxide semiconductor ("CMOS") integrated-circuit chips embodying WDC-originated designs ("WDC Proprietary Chips").

B.       WDC owns intellectual property rights relating to the WDC Proprietary
Chips.

C. WDC wants to ensure it can, on a long-term basis, buy mutually agreed-upon quantities of the wafers it needs to complete the assembly and final test of those WDC Proprietary Chips. WDC wants to cooperate with AMI during a "Qualification Phase" hereunder to qualify AMI as a vendor of wafers, and also to assess AMI's design support capability. Subject to AMI's becoming qualified and subject to satisfactory assessment of AMI's design support capability, WDC is willing to commit to buying a major portion of its requirements from AMI during a "Production Phase" hereunder.

D. AMI is in the process of developing wafer fabrication and probe testing capacity which AMI will want to keep loaded on a long-term basis. Subject to the successful installation and qualification of such capacity, and subject to the terms and conditions hereof, AMI is willing to commit, during the Production Phase, to allocate capacity sufficient to meet mutually agreed-upon wafer supply quantities for WDC.

E. The Parties want to cooperate during the Qualification Phase to utilize software tools collectively referred to herein as "AMI's Design System" to define the detailed design of certain of WDC's Proprietary Chips in forms involving cell designs within AMI's now-existing library of such cells ("Standard Cells") and involving other cells specially developed by AMI for WDC ("Custom Cells") under terms and conditions set forth in Exhibit F attached hereto. The Parties also want to provide for the grant of a license from AMI to WDC and the terms and conditions thereof, which license shall provide WDC with rights to make and have made these certain chips embodying such cells and any other




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such chips hereafter designed utilizing AMI's Design System to involve such cell designs from AMI's library.

NOW, THEREFORE, in view of the foregoing recitals, and in consideration of, and subject to, the representations, conditions and covenants herein, the Parties agree as follows:

1.       DEFINITIONS:

         The definitions set forth in this Article 1 shall apply to the corresponding words and phrases set forth with initial capitalization in this Contract, whether used in the singular or the plural.

1.1      "D(0)" shall have the meaning given to it in Exhibit C.

1.2 "Demand Shortfall" shall mean, with respect to an AMI fiscal month during the Production Phase in which WDC requests via Weekly Releases for the month, less than * of the Monthly Run Rate, a number of units determined by computing the product * and the Monthly Run Rate and subtracting therefrom the number of Equivalent Wafers WDC requested for the month.

1.3 "Device" shall mean a die that is identified by a WDC manufacturing device code, regardless of whether or not the die has been separated from a Wafer.

1.4      "Die" shall mean an individual integrated-circuit in Wafer form.

1.5      "Die Price" shall have the meaning set forth in Section 5.3.

1.6 "Die Specifications" shall mean, for each respective Device, the specifications the Parties designate pursuant to Section 2.2 (which may include, but are not necessarily limited to, the database tape, probe program, and applicable process, MAP and visual information).

1.7 "Estimated die per Wafer" and its abbreviation "ED/W" shall have, with respect to Wafers having a reduced wafer price and with respect to Ordered Die ordered for delivery during each standard die pricing phase, the same meaning as the term "Net D/W" (set forth in Exhibit C attached hereto as a function of D(0) at the applicable D(0) (the applicable D(0) depends upon the quarter in which the Wafer is ordered for delivery), and shall have, with respect to Ordered Die ordered for delivery during each experience-based die pricing phase, the meaning set forth in Section 5.5.




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1.8      "Equivalent Wafer" shall mean, with respect to a number of Wafers to be purchased and sold under this Contract, either a DLM Wafer or 1.25 times a TLM Wafer.

1.9 "Lot" shall mean a group of Wafers (each Wafer containing a quantity of Devices) which are processed as a group. Each Lot will be assigned a specific alpha/numeric identification that distinguishes it from any other Lot.

1.10 "Lot Size" shall mean the number of Wafer Starts in a lot. For an Engineering lot, the Lot Size shall be variable, upon mutual agreement, from five (5) to twenty-five (25) wafer starts. For a production run, the Lot Size shall be twenty-five (25) wafer starts.

1.11 "Monthly Run Rate" shall mean, with respect to each AMI fiscal month during the Production Phase, the number of Equivalent Wafer starts determined by multiplying the Weekly Run Rate by the number of weeks in AMI's fiscal month.

1.12 "New Device" shall mean, with respect to a Device that has entered a Die-pricing phase, a Device having an all mask level change; thus, if WDC revises a Device in a way that affects one or more masks, the revised Device shall not be a New Device unless the die size changes.

1.13 "Ordered Die" shall mean Die ordered as such, whether in a Weekly Release or a change order thereto (Ordered Die shall be priced either as standard-priced die or experienced-priced die).

1.14 "Ordered Wafers" shall mean Wafers ordered as such, whether in a the group of the first 5000 Wafers (whether the 5000 Wafers consist of TLM Wafers or are a mix of TLM or DLM Wafers) or otherwise (Ordered Wafers shall be priced as either as standard-priced Wafers or reduced-priced Wafers).

1.15 "Products" shall mean any product WDC orders in a Weekly Release accepted by AMI in writing pursuant to Section 1.22 under this Contract, whether ordered as Die or as Wafers.

1.16 "Supply Shortfall" shall mean, with respect to an AMI fiscal month in which AMI accepts via accepted Weekly Releases for the month, a number of Equivalent Wafers less than a "Supply Floor" equal to the lesser of: (a) * of the Monthly Run Rate, or (b) the sum of: (1) the number of Equivalent Wafer starts WDC requests for each week in the month in which WDC requests less than
* of the Weekly Run Rate, and (2) * of the Weekly Run Rate for all other weeks in the month, and shall be determined by subtracting the number of Equivalent Wafers AMI accepted for the month from the Supply Floor.



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1.17     "Unprobed Wafer Price" and "UWP" shall mean, with respect to each quarter hereunder and with respect to DLM Wafers and TLM Wafers, respectively, the prices set forth in Exhibit A in the lines headed "PRICE (UWP)" and entitled "DLM" and "TLM," respectively, or such other price as may result from any amendment the Parties may hereafter agree upon in writing.

1.18 "Wafer" shall mean any 5" Wafer that AMI shall fabricate for WDC pursuant to this Contract; AMI shall backgrind every Wafer before delivery to WDC.

1.19 "Wafer Specifications" shall mean, for each respective Device, the specifications the Parties designate pursuant to Section 2.2.

1.20 "Weekly Acceptance" shall mean a written acceptance by AMI of a Weekly Release under this Contract.

1.21 "Weekly Demand Shortfall" shall mean, with respect to any week during the Production Phase in which WDC requests via a Weekly Release for the week, a number of Equivalent Wafer starts less than * of the Weekly Run Rate, a number of units determined by computing the product of * and the Weekly Run Rate and subtracting therefrom the number of Equivalent Wafers WDC requested for the week.

1.22 "Weekly Release" shall mean a written purchase order placed by WDC under this Contract.

1.23 "Weekly Run Rate" shall mean, with respect to each quarter during the Production Phase, the number of Wafer starts set forth in Exhibit A in the line entitled "DLM (WSPW)" or such modified number as may result from any Ramp-down notice or from any amendment the Parties may hereafter agree upon in writing.

2. QUALIFICATION PHASE; CONDITIONS PRECEDENT TO, AND INCENTIVES TO REACH, PRODUCTION PHASE

2.1 During the Qualification Phase, the Parties shall cooperate in good faith to determine as soon as possible whether AMI's wafer fabrication processes and quality control procedures are compatible with WDC's needs. The Qualification Phase commences on the Effective Date and will expire either upon the commencement date of a Production Phase of this Contract or upon the termination date of this Contract. The commencement date of the Production Phase, if any, shall be the date the Parties hereafter agree upon in writing based upon the Parties' agreement that the tasks set forth in this Article have been successfully completed. This Contract terminates for failure of qualification without liability to either Party (other than for a breach of the duties of good faith performance of the tasks set forth in this


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Article) either on March 31, 1995, or, if both Parties deem it desirable to extend the maximum duration of the Qualification Phase, on such later date that the Parties hereafter agree upon in writing.

2.2 The Parties shall confer to compare WDC's standard wafer and die specifications (a list of which is attached hereto as Exhibit E) with AMI's standard wafer and die specifications (AMI Document No. 5501010), and in good faith resolve all differences between such specifications and agree upon in writing a Die Specification and a Wafer Specification that shall govern during the Production Phase.

2.3 AMI shall exercise good faith efforts to expand its wafer fabrication capacity by installing fabrication and test equipment it deems necessary to enable it to manufacture probed Wafers for WDC in the quantities specified in Exhibit A. AMI shall keep WDC fully informed concerning AMI's progress on this task, and shall give WDC prompt notice of any information that indicates the possibility of a material delay in its ability to, or any inability to, obtain, install, and qualify such equipment. If, for any reason beyond AMI's control, AMI is unable to obtain and install such equipment in sufficient time to meet scheduled ramp-up of production, AMI may request WDC to extend the maximum duration of the Qualification Phase, which request shall not be unreasonably refused.

2.4      At no charge to WDC, AMI shall:
         (a) Start fifty (50) Wafers (in two independent Lots) to produce Die embodying AMI's standard evaluation circuit, and complete the manufacture, including packaging, of such Die;
         (b) Test such packaged Die in accordance with test procedures set forth in a memorandum dated June 16, 1994, and captioned "Qualification Plan for AMI CW (0.8 micron) Diffusion Process," (the "Qual memo") a copy of which is included in Exhibit E attached hereto; and
         (c)     Disclose all such test results in writing to WDC.

2.5      At WDC's cost in the amount set forth in this section, AMI shall:
         (a) Start twenty-five (25) Wafers to produce Die embodying a Device that WDC shall designate as a "Qualification Device," and AMI shall complete the fabrication of these Wafers;
         (b) AMI shall test each of these Wafers in accordance with AMI's customary wafer-test standards (the "MAP test"), and shall deliver to WDC these Wafers, and written test results on a by-wafer basis setting forth normal




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                 parametric data and a certification for each Wafer that
                 complies with AMI's customary wafer-test standards. Within thirty (30) days after delivery of these Wafers and the written test results and AMI's invoice therefor, *

2.6 On reasonable notice and during regular working hours, AMI shall afford all persons designated by WDC who have agreed to be bound by appropriate confidentiality agreements and security arrangements to have access to all facilities AMI uses, whether its own or those of a subcontractor, to manufacture Wafers (including test) for all purposes relating to qualification of manufacturing operations. Promptly after the Effective Date, the Parties shall negotiate in good faith an agreement containing reciprocal indemnity clauses with respect to any personal injury or property damage caused by or to a Party's employee during a visit to the other Party's facility.

2.7 The Parties shall cooperate in good faith in joint efforts to derive from existing designs of two WDC Proprietary Chips compatible designs suitable for fabrication in AMI's process. These two WDC Proprietary Chips, as designed for compatibility with AMI's process, are referred to herein as "Candidate Production Chips." As of the Effective Date, WDC expects to designate its "Horizon" and "Enterprise" chips as the Candidate Production Chips. WDC may substitute one or two other chips at any time during the Qualification Phase, provided that doing so does not create unreasonable additional work or expense for or unreasonable additional burden on AMI. The joint efforts required under this Section include reasonable engineering support provided by both Parties to develop appropriate probe tests, test cards, and any other materials or processes reasonably required to complete the manufacture and testing of prototype runs of the Candidate Production Chips. Exhibit F attached hereto sets forth the general nature of the activities to be undertaken, briefly describes certain deliverables, and sets forth the compensation WDC shall pay to AMI. WDC has heretofore issued a purchase order in the amount of ** to get these activities started. If the scope of the work to be undertaken by AMI materially changes, the Parties shall negotiate in good faith to determine additional terms, including but not limited to more compensation to AMI, governing these activities.

2.8      At no charge to WDC, AMI shall:
         (a) Start fifty (50) Wafers (in two independent Lots) to produce Die embodying two Devices that WDC shall designate, and AMI shall complete the fabrication of





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                 such Wafers, and at WDC's request shall complete the
                 manufacture including packaging of a reasonable number of such Die;
         (b) Test such packaged Die in accordance with the "Qual memo," a copy of which is included in Exhibit E attached hereto; and
         (c) Deliver to WDC these Wafers and packaged Die, and written test results on a by-wafer and by-die basis.

2.9 The following table sets forth incentive payments WDC shall make to AMI conditioned upon meeting the various possible dates for Qualification Complete (see Section 2.1) and for R1 Release Status (see the document identified as RL000100 Rev J0 listed in Exhibit E) for the two Candidate Production Chips:
                                       *

2.10 The Parties' best estimate, as of the Effective Date, for the schedule of milestones leading up to the R1 releases is set forth in Exhibit G. The Parties shall confer regularly (not less than once per week) during the Qualification Phase and agree upon updates to the schedule of milestones. If but for delays caused by WDC, AMI would have been able to meet any given target date for an incentive payment under Section 2.9, and if AMI has given prompt notice to WDC of the fact that WDC is causing such delay, WDC shall make the incentive payment provided that AMI satisfies the incentive conditions by a revised target date that is later than the original target date by the amount of the delay WDC caused.

2.11 AMI acknowledges and understands that there will highly likely be a need for repeatedly changing probe tests during the Qualification Phase, and that such test changes will not affect pricing during the Qualification Phase.

3.       PRODUCTION PHASE CAPACITY AND PURCHASE COMMITMENTS

3.1 Subject to the ramp-down provisions of Section 8.1, the force majeure provisions of Section 10.5, and the "make-or-pay" provisions of this Article 3, AMI commits to provide sufficient capacity during the Production Phase to fabricate, probe and sell to WDC all Products ordered by WDC in conformance with this Contract. AMI's commitment to provide capacity is limited to the quantities set forth in Exhibit A attached hereto.

3.2 Subject to the ramp-down provisions of Section 8.2, the force majeure provisions of Section 10.5, and the "take-or-pay" provisions of this Article 3, WDC commits to buy Products during the Production Phase in the quantities set forth in Exhibit A attached hereto.




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3.3      (a)     If in any AMI fiscal month during the Production Phase a
Demand Shortfall occurs, WDC shall owe AMI a Demand Shortfall payment determined as follows:

         Payment = UWP*0.7*Demand Shortfall

         (b) If in any AMI fiscal month during the Production Phase a Supply Shortfall occurs, AMI shall owe WDC a Supply Shortfall payment determined as follows:

         Payment = UWP*0.7*Supply Shortfall

         (c) If in any week during the Production Phase a Weekly Demand Shortfall occurs, WDC shall immediately owe AMI a Weekly Demand Shortfall payment determined as follows:

         Payment = UWP*Weekly Demand Shortfall

(To avoid double liability, for the purpose of determining whether a Demand Shortfall has occurred, WDC shall be deemed to have requested * of the Weekly Run Rate by virtue of having become obligated under this Subsection.)

         (d) The Parties shall reconcile any and all shortfalls on a quarterly basis; i.e., within two weeks after the close of each AMI fiscal quarter during the Production Phase, the Parties shall confer and agree upon the net amount, if any, either Party owes the other Party as a shortfall payment, and such other Party may forthwith submit an invoice to the owing Party in such net amount, and the owing Party shall pay the other Party the amount due within thirty (30) days of such invoice.

         With respect to any period in which WDC causes a Demand Shortfall, if actual average Die per wafer for Wafers started during such period are lower than the estimated Die per wafer, the Parties shall negotiate in good faith for a reduction or elimination of any WDC "take- or-pay" payment obligation.

3.4 If during the Term hereof, WDC foresees a possible need to exercise its right under the license granted to it in Section 18.8 to have made any integrated circuit that either has been designed using AMI's Design System or embodies any AMI Standard Cell, or both, (the Subject Chip") WDC shall give AMI written notice and the Parties shall negotiate in good faith to define terms and conditions under which AMI will offer to provide the foundry capacity to make the Subject Chip for WDC. If notwithstanding such negotiations WDC continues to foresee a possible need to exercise such right, and WDC receives an offer





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from another foundry, WDC shall give written notice to AMI and offer AMI the opportunity to match any other foundry's offer and, if AMI requests different terms or conditions, shall negotiate in good faith in an effort to define equivalent terms and conditions upon which AMI can offer a competitive bid. WDC's duty to negotiate on such matter shall expire 14 days from the date of the written notice. If WDC exercises its right under the license granted to it in Section 18.8 to make or have made any Subject Chip, WDC shall continue to be bound by the "take- or-pay" provisions of this Article.

3.5 Each Party shall exercise good faith efforts to make up for any shortfall in supply or demand to eliminate reconciliation payments. These efforts may include but are not limited to WDC requesting build aheads of alternative Devices if reduction in demand for any Device causes demand to fall into a shortfall situation, or AMI may try to build ahead for other customers in the event of a Demand Shortfall from WDC.

         In the event of a Demand Shortfall, or Supply Shortfall, AMI will make a good faith effort to provide upside capacity (when available at AMI's discretion) of up to * above the Weekly Run Rate in order to facilitate recovery from the shortfall situation.

4.       PRICING PHASES FOR PRODUCT ORDERING: UNPROBED WAFERS, PROBED WAFERS,
AND DIE

4.1 For every Device to be purchased hereunder during the Production Phase, there shall be, in the following sequence:
         (a)     a wafer-pricing phase;
         (b)     a standard die-pricing phase; and
         (c)     an experience-based die-pricing phase.

4.2 The term "transition date" is used herein, with respect to each Device, to mean the date the Device enters the standard die pricing phase. Each experience-based die-pricing phase starts at the beginning of the quarter that begins at least 90 days after the transition date.

4.3      All of the first * Wafers (whether the * Wafers consist of TLM
Wafers or are a mix of TLM or DLM Wafers) WDC orders under this Contract, shall be Ordered Wafers, i.e., priced as Wafers in accord with the provisions of
Section 5.2. In addition to such first * Wafers, WDC may order other Wafers as such under this Contract (i.e., other than when WDC may order Die pursuant to Section 4.4), and all such ordered Wafers shall be priced as Wafers in accord with the provisions of Section 5.2.





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4.4      After having ordered such first * Wafers, WDC may order product as
Ordered Die as follows:
         (a) for any Device that does not embody any of AMI's standard cells, only after such Device has both passed the 4-corner test described in Exhibit B attached hereto and been the subject of prior orders of 500 wafers;
         (b) for any Device that embodies any of AMI's standard cells, and embodies one or more custom cells (these being the cells developed for WDC under the separate agreement referred to in the Recitals), only after either (1) such Device has passed the 4-corner test described in Exhibit B attached hereto, or
                 (2) upon the agreement of the Parties;
         (c) for any Device designed exclusively with AMI standard cells, at the discretion of WDC upon notice to AMI.

4.5 WDC may order a reasonable number of unprobed wafers (to be paid for at the agreed-upon unprobed Wafer price, i.e., the UWP set forth in Exhibit A); for example, in connection with engineering or other special activities.

4.6 WDC shall make an incentive payment of * to AMI conditioned upon AMI's achievement of a D(0) less than * as demonstrated by the average die per Wafer for the last thousand Wafers (whether such Wafers consist of TLM Wafers or are a mix of TLM or DLM Wafers) of the first * Wafers (i.e., * through *) completed hereunder.

4.7 Upon request of either Party at any time during the Term hereof, the Parties shall negotiate in good faith in light of then-existing circumstances to amend this Contract to provide additional capacity and purchase commitments, access to improved processes including any sub 0.8 micron process, and such other amendments as seem mutually desirable in light of then-existing circumstances.

5.       PRICES

5.1 The prices for all Products under this Contract shall be as set forth in this Article.

5.2      The price for every Ordered Wafer shall be determined as follows:

         (a) for each Wafer in a single Lot, if the average number of good (i.e., passes probe test) Die per Wafer in the





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                 Lot is greater than 50% of the applicable Net D/W (set
                 forth in Exhibit C attached hereto as a function of D(0)) at the applicable D(0) (the applicable D(0) depends upon the quarter in which the Wafer is ordered for delivery), then the Wafer Price ("WP") shall equal the sum of the Unprobed Wafer Price ("UWP") which varies by quarter as set forth in Exhibit A, the Wafer Probe Charge ("WPC") which is set forth in Exhibit A, and the Wafer Backgrind Charge ("WBC") which is set forth in Exhibit A, and any Applicable Adder Charge ("AAC") of the kind set forth in Exhibit A, i.e.:

                                      WP = UWP + WPC + WBC + AAC

         (b) if the number of good Die on a particular Wafer is less than 20% of the applicable Net D/W at the applicable D(0), the Wafer shall be at WDC's option, either scrapped at no charge to WDC, or sold to WDC at a Reduced Wafer Price ("RWP") determined as follows:
                               RWP = 2*(Die Price)* (number of good die)

         (c) for each Wafer in a single Lot, if the average number of good Die per Wafer in the Lot is greater than 20% of the applicable Net D/W at the applicable D(0), but less than 50% of the applicable Net D/W at the applicable D(0), then the Reduced Wafer Price ("RWP") shall be determined as follows:
                      RWP = 2*(Die Price)* (number of good die)

                                       *

5.3 The price for every Ordered Die shall be determined by dividing the sum of the Unprobed Wafer price ("UWP") and the Wafer probing charge ("WPC") and the Wafer backgrind charge ("WBC") and any Applicable Adder Charge ("AAC") by the number of die estimated to yield good for a Wafer in the phase in which the Die is ordered for delivery; i.e.:

                       Die Price = UWP + WPC + WBC + AAC
                                   ---------------------
                                        ED/W

5.4 The estimated die per wafer (ED/W) applicable to pricing of Die ordered for delivery during the standard die pricing phase shall be determined in accord with a selected one of the two tables set forth in Exhibit C attached hereto which relates die size to standard estimated die per wafer ("the "Baseline Yield"); the first table * shall be applicable for standard die pricing for the ninety (90) days immediately following the ordering of the last of the first * Wafers, and the second table * shall be applicable for standard die pricing thereafter.



* Confidential treatment

5.5 The estimated die per wafer (ED/W) applicable to pricing of Die ordered for delivery during any experience-based die pricing phase shall be set equal to the higher of: the Baseline Yield or the average number of good die per wafer for Wafers probed for delivery during the last ninety (90) days of the preceding die-pricing phase.

5.6 If a test change requested by WDC affects the average number of good Die per Wafer for a particular Device in the experience-based die-pricing phase, the Parties in good faith shall negotiate a new ED/W figure for the purpose of adjusting the price paid and/or to be paid for Die manufactured after implementation of the test change.

6.       STANDARD ORDERING INTERVALS

6.1 The standard lead times from AMI's acceptance of a WDC purchase order for a particular Device to shipment by AMI of completed Products in response to such accepted purchase order are set forth in Exhibit A attached hereto.

6.2 The following table sets forth incentive payments WDC shall make to AMI conditioned upon AMI's meeting the following dates for improved Standard Lead Times for TLM (i.e., the total time between ordering and delivery date which includes the fab time (including polyimide time), probe time, and backgrind time):

                                       *

6.3 During any month during the Production Phase, provided that WDC has ordered not less than 2000 Wafers per month for each of the immediately preceding two months, AMI shall, free of any lot expedite charge, upon WDC's request, start up to one priority (not hot hand carry) lot per month, subject to a cap of two such priority lots in process at a time. For any additional priority lots and all hot hand carry lots WDC requests, WDC shall pay AMI the lot expedite charges set forth in Exhibit A.


7.       FORECASTING

7.1 During the Term hereof, WDC shall deliver to AMI, during the first calendar week of each calendar month, a non-binding monthly forecast setting forth, by technology, by calendar month, for the six-month period starting with the current month, WDC's forecasted demand for Wafers under this Contract.

7.2 Within seven days after WDC delivers each such monthly forecast, the Parties shall confer in good faith to reach





* Confidential treatment
agreement on a monthly forecast that AMI and WDC accept for capacity planning purposes.

7.3 AMI sometimes has plant shutdowns during certain periods of time during the calendar year. During such plant-shutdown periods, AMI will neither make any wafer starts nor deliver any Product. To the extent that such shutdowns entail potential shortfalls for WDC, the Parties shall cooperate in good faith to arrange for extra capacity for WDC during the weeks immediately before and/or immediately after such plant shutdowns.


8.       RAMP-DOWN PROVISIONS

8.1 At any time during the Term hereof, AMI may in its sole and absolute discretion give WDC written notice (a "Capacity Ramp-down Notice") setting forth AMI's decision to ramp down the wafer start capacity to be reserved for WDC. After AMI gives the Capacity Ramp-down Notice, the wafer start capacity to be reserved for WDC may be reduced by AMI as follows (subject to any cancellation of ramp-down or variances thereto, in any magnitude and in either direction, upon which the Parties may separately agree in writing):

Up to * days after notice:            * reduction from the Weekly Run Rate;
Run

* days after notice:                  * reduction from immediately prior level;

* days after notice:                  * reduction from immediately prior level;

* days after notice:                  * reduction from immediately prior level;

* or more days after notice:          * CAPACITY.

8.2 At any time during the Term hereof, WDC may in its sole and absolute discretion give AMI written notice (a "Demand Ramp-down Notice") setting forth WDC's decision to ramp down the demand to be committed to AMI. After WDC gives the Demand Ramp-down Notice, the wafer start capacity to be reserved for WDC may be reduced by AMI as follows (subject to any cancellation of ramp-down or variances thereto, in any magnitude and in either direction, upon which the Parties may separately agree in writing):





* Confidential treatment

Up to * days after notice:            * reduction from the Weekly Run Rate;

* days after notice:                  * reduction from immediately prior level;

* days after notice:                  * reduction from immediately prior level;

* days after notice:                  * reduction from immediately prior level;

* or more days after notice:          * CAPACITY


9.       PRODUCT PURCHASE ORDERS AND ACCEPTANCES

9.1 WDC will issue to AMI at the beginning of each quarter a nonbinding three (3) month "Blanket Purchase Order" setting forth WDC's purchase quantities, by technology, for such three (3) month period.

9.1 Beginning with the first week of the Production Phase, on Monday of each week by 12 o'clock noon MST or MDT, as applicable (or the next business day thereafter in case of a holiday) during the Term hereof, WDC shall deliver to AMI a Weekly Release. Every Weekly Release shall contain, by Device, the number of wafer starts in the appropriate multiple of Lot Size required to provide the ordered quantity of Die and/or Wafers.

9.2 The ordered quantity of Die and Wafers in each Weekly Release shall be calculated using updated and mutually agreed upon estimated Wafers per Lot and estimated Die per Wafer, which calculations will be performed on a monthly basis (similar to the method described in Exhibit C attached hereto).

9.3 Each calendar week, by the close of the first business day after delivery of the Weekly Release, the Parties shall confer to discuss it and mutually assure themselves that the Weekly Release conforms to the requirements of this Contract and is acceptable to AMI. Each Weekly Release that is received and is acceptable will be started in wafer fab at AMI within the week following the Monday in which the Weekly Release is received. Subject to the provisions of Article 10 below, each accepted Weekly Release shall be binding as to quantity, delivery date, and price.





* Confidential treatment

10.      CHANGE ORDERS

10.1 WDC may issue change orders to any Weekly Release to increase the quantity of any Device that had been ordered hereunder, and AMI may accept such change order if AMI in its sole discretion determines that AMI can reasonably supply such increased number of Devices.

10.2 If AMI determines that it can temporarily increase its capacity commitment to WDC, AMI may offer increased capacity with respect to any Weekly Release to increase the quantity of any Device that had been ordered in a Weekly Release, and WDC shall increase its applicable Weekly Release provided that WDC can reasonably purchase such increased number of Devices.

10.3 WDC may issue change orders to any Weekly Release to decrease the quantity of any Device that had been ordered hereunder, and AMI shall accept such change order. If, as a result of such a change order, AMI has incurred costs associated with the material in process in the line at the time of such change order, then WDC shall compensate AMI in accord with the rules set forth in Exhibit D attached hereto.

10.4 At the beginning of each quarter in which any Device either enters experience-based die pricing, WDC may issue change orders to the Weekly Releases for each of the last 4 weeks of the preceding quarter, which change orders shall be based on the improved ED/W.

10.5 In no event will AMI be liable for any re-procurement costs, nor for delay or non-delivery, due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authority, governmental priorities, fires, strikes, lockouts, slow-downs, shortages, factory or labor conditions, process or yield problems demonstrated to be outside AMI's control, or inability due to causes beyond AMI's reasonable control to obtain necessary labor, materials or fabrication/test facilities.
In the event of any such delay, the date of delivery shall, at the request of AMI, be deferred for a period equal to the time lost by reason of the delay.
In the event that AMI's production is curtailed for any of the foregoing reasons so that AMI cannot deliver the full amount set forth in an accepted purchase order, AMI may allocate production deliveries among its various customers then under contract for similar goods. The allocation will be made in a commercially fair and reasonable manner. When allocation has been made, WDC will be notified of the estimated quota made available. If AMI determines that it cannot perform as a result of one of the causes described above, AMI will cooperate with WDC and will negotiate in good faith the reasonable terms and conditions upon which a second source of WDC's choice may receive technical information required for such second source to manufacture Devices for WDC. If AMI determines that it is unable to deliver Devices to WDC as a result of any of the causes set forth in this subsection, WDC's take-or-pay obligation shall be suspended, and the parties in good faith shall negotiate and agree upon the terms and conditions for reinstating WDC's take-or-pay obligation.

10.6 WDC may issue change orders to initiate "fab holds," and AMI shall hold further production of all Wafers affected by each such change order. If any such Wafers are on fab hold for more than six weeks, AMI may submit an invoice to WDC requiring payment for the Wafers that are being held in an amount determined by the Work In Process methodology set forth in Exhibit D.


11.      RECONCILIATIONS AND OTHER REPORTS

11.1 During the Term hereof, the Parties shall exercise good faith efforts to cooperate to maintain capacity-utilization and demand fulfillment records that are continually mutually verified for accuracy and completeness. It is expected that these records will be reviewed and verified at least monthly.

11.2 Such good faith efforts under Section 11.1 shall include weekly conferences between WDC's Reconciliation Representative (Ward Stark, or his successor) and AMI's Reconciliation Representative (Lisa Aleman, or her successor). If any such weekly conference reveals a Dispute as to the capacity-utilization records, then either Reconciliation Representative may initiate the dispute resolution process under Article 13 of this Contract.

11.3     AMI Report Requirements

         Subject to AMI's security and confidentiality requirements, AMI shall provide WDC with information reasonably requested by WDC which is specific to WDC Devices and reasonably related to WDC's administration of this Contract including all reports and information as agreed upon between WDC and AMI personnel responsible for implementation of orders and deliveries under this Contract.


12.      INVOICES AND PAYMENT TERMS

12.1 AMI shall render a sales invoice upon each shipment of Wafers to WDC. WDC shall pay every sales invoice AMI renders under this Contract within thirty
(30) days from the date of the invoice. Each shipment shall constitute an independent transaction and WDC shall pay for same in accord with the specified payment terms.

12.2 As to all Devices purchased under this Contract which WDC believes to have a defect ("purportedly defective devices"), WDC may request AMI, which request must be submitted in writing, to provide a return material authorization ("RMA"), and WDC may send a sample of the purportedly defective devices with its request. AMI shall give WDC notice of whether AMI has accepted or rejected WDC's request for RMA no later than seven (7) calendar days (not including plant shutdowns) after the date of AMI's receipt of the written request. If AMI either accepts WDC's request or fails to give such notice on time, WDC may return all purportedly defective devices covered by the request, and may issue a debit memo for the full price of all purportedly defective devices returned. AMI shall, within a reasonable period after receipt of the purportedly defective devices and confirmation by AMI that such purportedly defective devices are, in fact, defective as a result of AMI's fabrication thereof, issue a credit memo for the full price thereof. If AMI determines the purportedly defective devices to be not defective: (a) if less than thirty (30) days have elapsed since AMI's receipt of the purportedly defective devices, AMI may give written notice to WDC of its determination and, if WDC concurs (which concurrence shall not unreasonably be withheld), may promptly reship them to WDC and again invoice WDC for the full price; if thirty
(30) days or more have elapsed since AMI's receipt of the purportedly defective devices, AMI may request WDC to buy them at the full price, which request shall not unreasonably be rejected.

12.3 If AMI decides to recall any Product, AMI shall submit to WDC a written report setting forth every lot number involved in the recall. Also, AMI shall forthwith issue a credit memo for the full price (including shipping charges actually invoiced to WDC) of the recalled Product. If it is practical to do so (e.g., the Product has not been shipped as finished goods), WDC shall return the recalled Product to AMI. If AMI later determines that the recalled Product is good, AMI may request WDC to buy it at the full price, which request shall not be unreasonably rejected.


13.      MANAGEMENT STRUCTURE

13.1 Upon execution of the Contract, each Party shall appoint an Operations Manager and a representative for an Executive Committee.

13.2 The Operations Managers shall have overall responsibility for monitoring performance and addressing any performance deficiencies under this Contract. The Operations Managers shall meet as often as necessary and shall respectively serve as each Party's chief coordinator to effect the purposes of this Contract and to address resolution of disputes hereunder. If any dispute is not resolved for whatever reason within ten (10) days from the commencement of dispute, either Operations Manager may refer the dispute to the Executive Committee.

13.3 The Executive Committee shall meet by teleconference or in person, as often as either Party may reasonably request for the purpose of reviewing high level operational priorities and objectives related to this Contract and resolving any disputes that arises under this Contract that has not been resolved by the Operations Managers. If the Executive Committee is unable to resolve a dispute within fifteen (15) days after the initial request to resolve such dispute is received by the Executive Committee, then either Party may submit the matter for resolution as provided under Section 13.4 hereof.

13.4 This Contract shall be governed by and enforced in accordance with California law. Any controversy or claim arising out of or related to this Agreement, or any breach thereof, shall be settled by binding arbitration, conducted by a single mutually agreed-upon arbitrator in accordance with the rules then obtaining of the American Arbitration Association. Any such arbitration shall be conducted in either Pocatello, Idaho, or Irvine, California. Judgment upon the award rendered in any such arbitration may be entered in any state or federal court having jurisdiction thereof, and the parties submit to the jurisdiction of such court for the limited purpose of enforcement of any such judgment. Notwithstanding anything to the contrary which may now or hereafter be contained in the rules of the American Arbitration Association, the parties agree as follows: (i) each party will bear its own costs of arbitration, including attorneys' fees; (ii) the arbitrator will, upon the request of either party, issue a written opinion of his/her findings of fact and conclusions of law; and, (iii) upon receipt by the requesting party of a written opinion, such party will have the right within ten (10) days thereof to file with the arbitrator a motion to reconsider, and the arbitrator thereupon will reconsider the issues raised by said motion and either confirm or change his/her decision which will then he final and conclusive upon both parties hereto. The costs of such a motion for reconsideration and written opinion of the arbitrator will be borne by the moving party.

13.5 Notwithstanding anything to the contrary contained herein, and irrespective of the existence of any dispute between the parties, AMI shall, if commercially practicable, continue to provide to WDC, and WDC shall continue to make timely payment to AMI for, all products and services upon the terms and conditions hereof during the pendency of any such dispute.

14.      SUPPORT

14.1 Each Party shall provide without charge all engineering support reasonably requested by the other Party to support initiation of AMI's fabrication of any Device under this Contract. Such reasonable engineering support includes, but is not limited to, that which is normally provided in a typical "foundry interface" by AMI, such as cooperative efforts to optimize process test variables by comparing test results in split wafer lot experiments, (provided that WDC pays AMI for such wafers), and by providing such test program information, Device design information, sensitivities of design to process variations or such other information as may be deemed helpful in assessing and eliminating process problems. All other unusual engineering support requested by WDC, such as, but not limited to, those design services normally provided, for charge, by AMI to customers of AMI's digital or mixed-signal ASIC business areas (such as cell modeling and design) will be subject to review of the individuals at WDC and AMI who are responsible for this Contract and may be subject to "consultancy charges" as mutually agreed upon by the Parties.

14.2 Subject to prior mutual agreement on payment of costs, experimental wafer lots or split lot experiments with respect to any Device may be processed, wafer probed, assembled into Devices and tested upon prior agreement between the functional engineering organizations of both Parties.

14.3 Any such experimental lots or experiments requested by one Party in writing shall be subject to the written approval by the other Party, which approval shall not be unreasonably delayed or withheld. Upon any such request and approval, AMI and WDC agree to share costs of such lots or experiments in a reasonable manner.

14.4 Each Party shall perform its respective tasks with respect to such lots or experiments in a timely and prudent manner and shall properly document results of the performance of such tasks and all engineering data with respect thereto. Any such results and data documented by one Party shall be communicated to the other Party in a timely manner and shall be supplemented, when deemed appropriate, with comparative control results or data with respect to such Device relating to wafer processing, final wafer probe, assembly yields, final device test and reliability operations.


15.      WARRANTY

15.1 AMI warrants that Devices: have been processed according to AMI's established standard processing requirements for such Devices; materially conform to the mutually agreed-upon Wafer

Specification and the Die Specification; and are otherwise free from defects in material and workmanship at the time of shipment to WDC. This warranty does not apply to experimental or prototype Devices fabricated during prototype or experimental operations, or to any Device having a design-related error, or to any Device with respect to which subsequent investigation shows that the WDC-defined test software was deficient or otherwise defective at the time of final wafer probe of such Device at AMI's facility or to any Device if the process information, processing instructions, mask data, finished wafer inspection criteria, probe card information or any probe card with respect to any device code supplied by WDC is defective such that defects may have occurred or escaped detection without fault of AMI, or to assembled devices of which Devices are a component and any detected defect on such Device is at least in part related to assembly operations or techniques or is detected by a device testing procedure which is not available on any mutually agreed-upon test program specified for the testing of Devices at AMI's facility.

15.2 If any defect in material or workmanship or deviation from processing requirements is suspected in any such Device to which the above warranty applies, AMI and WDC shall cooperate in failure mode analysis of such suspect Device and shall mutually determine whether such suspected defect or deviation actually exists.

15.3 AMI and WDC shall in good faith mutually determine, based upon the circumstances then existing, whether AMI will replace every AMI-confirmed defective Device without charge, or refund or give credit for the purchase price of every AMI-confirmed defective Device, provided: within a warranty period expiring twelve (12) months after the date of shipment of the Device from AMI, the Device exhibits the defect, WDC notifies AMI in writing of the claimed defect within thirty (30) days after WDC knows or reasonably should know of the claimed defect; and mutually performed failure mode analysis or examination of the Device discloses that the claimed defect actually exists. If AMI elects to replace the defective Device, AMI shall ship Wafers with the replacing Device F.O.B. origin, freight prepaid to WDC's destination. Any replaced Device shall become AMI's property. The method of disposition of any replaced Device shall be as mutually agreed by both Parties in writing. In no event shall AMI be responsible for final assembly, deinstallation or reinstallation of any Devices, assemblies or apparatus of which such Devices are components, or for the expenses thereof.

15.4 THE FOREGOING WARRANTY IS EXPRESSED IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED, STATUTORY OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON AMI'S PART, AND IT NEITHER ASSUMES NOR AUTHORIZES

ANY OTHER PERSON TO ASSUME FOR AMI ANY OTHER LIABILITIES IN CONNECTION WITH THE SALE OF DEVICES. This warranty shall not apply to any Devices which shall have been repaired or altered, except by AMI, or which shall have been subjected to misuse, negligence, accident, improper transportation or improper storage. The aforementioned warranty provisions do not extend the original twelve (12) month warranty period of any Device which has been repaired or replaced by AMI.

15.5 In no event shall AMI be liable for special, incidental or consequential damages of any nature whatsoever (including without limitation lost profits) regardless of the legal theory on which any such claim might be made against AMI.


16.      GENERAL SALES TERMS

16.1 AMI shall properly pack, mark, and ship all Wafers or other items to be delivered to WDC under this Contract as follows: A packing list shall accompany each shipping package unit; Each packing list, bill of lading or equivalent and invoice shall: identify every applicable WDC purchase order number, and every device code of every Wafer being shipped; specify the quantity being shipped, and the location to which Wafers or items are being shipped; Each shipping package unit shall be properly marked with the applicable order number(s).

16.2 AMI shall, through its quality organization, and in accordance with AMI's standard incoming/outgoing wafer inspection procedures (AMI Document No. 5110006) inspect every lot to be delivered to WDC under this Contract. AMI shall support WDC with reasonably complete failure analysis reports on all WDC returns, qualification unit failures, and reliability monitor failures describing root cause and corrective action within a reasonable period following AMI's of receipt of purported failures.

16.3 The following are the criteria for acceptance of production lots of Die and Wafers: the Die Specifications; the Wafer Specifications; mutually agreed-upon Device sort tests; and mutually agreed-upon minimum Wafer Lot Size and minimum percentages of die per Wafers.

16.4 Delivery terms on Wafers or other items to be delivered by AMI in accord with every accepted order and under the terms and conditions of this Contract shall be F.O.B. point of origin, freight collect, with title and risk of loss passing to WDC when AMI delivers such Wafers or other items to the carrier at the point of origin. Where, in order to meet WDC's requests, AMI ships or packs the Wafers or other items in other than its normal manner for domestic shipment, additional billing may be rendered.

16.5 Any sales or similar tax which AMI shall be required to pay to or collect for any government upon or with respect to services rendered or the sale, use or delivery of the processed Wafers or other items shall be billed to WDC as a separate billing item and paid by WDC, unless a valid exemption certificate is furnished by WDC to AMI.


17.      TERM AND TERMINATION

17.1 Unless terminated sooner under Article 2 or this Article 17, the term of this Contract shall be from the Effective Date until December 31, 1996 (the "Term").

17.2 Notwithstanding any termination of this Contract, Articles 15 and 18 shall survive as well as any other provision of this Contract deemed necessary to survive in order to ensure the specified provisions are given full force and effect.

         If either Party commits a material breach of this Contract, then other Party may give written notice of termination for material breach, and the termination of the Contract shall be effective after thirty (30) days unless the Party in breach has cured any such material breach.


18.      INTELLECTUAL PROPERTY

18.1 "Confidential Information" shall mean any trade secret (which may, without limitation, include designs of Devices, layout data, and test programs for testing Wafers and Devices, or any information, including a formula, pattern, compilation, program, device, method, technique, or process, that: derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy) one Party (the "Disclosing Party") discloses to the other Party (the "Receiving Party") pursuant to this Contract either:

(a) in a document (any written, graphic, machine readable, or other tangible form) which is either


(1) Marked "Confidential" or in some other manner to indicate its confidential nature; or

(2) a tape or electronic transfer of data that is expressly identified as confidential by the Disclosing Party prior to disclosure and is inherently known to have a confidential nature, such as a tape for reticle generation, a netlist, a database for testing, etc.;

(b)      orally, provided that the Disclosing Party:

(1) at the time of disclosure, expressly states that such orally disclosed Trade Secret is confidential, and

(2) within a reasonable time (not to exceed thirty (30) days) after its oral disclosure, delivers to the Receiving Party a document marked as aforesaid setting forth written confirmation of the prior oral confidential disclosure and setting forth the Trade Secret so disclosed.

18.2 Except as required for the performance of this Contract, each Party shall treat as confidential all Confidential Information of the other Party, shall not use such Confidential Information and shall not disclose such Confidential Information to any third party except as required for the performance of this Contract, and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the foregoing, the Receiving Party use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance (and no less than reasonable care) to prevent the disclosure of Confidential Information disclosed to it by the Disclosing Party.

18.3 The Receiving Party has no obligation to refrain from making a disclosure of confidential information if such disclosure is:

         (a) in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the Receiving Party making the disclosure pursuant to the order shall first have given prior written notice to the Disclosing Party so as to permit the Disclosing Party to take such protective action as it deems appropriate, including the seeking of a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which the order was issued; or

         (b)     otherwise required by law, or

         (c)     necessary to establish rights under this Contract.

18.4 The Receiving Party has no obligation to refrain from either making a disclosure of, or using any information that:

         (a) is already in the possession of the Receiving Party without obligation of confidence;

         (b)     is independently developed by the Receiving Party;

         (c) is or becomes publicly available without breach of this Contract;

         (d) is rightfully received by the Receiving Party from a third party; or.

         (e) is intentionally disclosed by the Disclosing Party to a third party without a confidentiality restriction.

18.5 The obligation to protect the Confidential Information shall survive for three (3) years following the date of disclosure thereof under this Contract, except that the obligation to protect the Confidential Information concerning construction (including layout), operation, and testing of Devices shall survive while WDC purchases such Devices from AMI, and shall not in any event terminate earlier than three (3) years after the termination of this Contract.

18.6 WDC shall defend, indemnify and hold harmless AMI against any damages, expense or loss resulting from infringement of patents, copyrights, trademarks or any other intellectual property right arising from compliance with WDC's designs, specifications and/or instructions. Except as provided in the preceding sentence, AMI shall defend any suit or proceeding brought against WDC to the extent that such suit or proceeding is based exclusively on a claim that AMI's fabrication process constitutes an infringement of any United States patent. In no event shall AMI's total liability to WDC under this provision exceed the aggregate sum paid by WDC to AMI for the allegedly infringing products. The foregoing states the entire liability of AMI for patent infringement under this Contract. THIS PROVISION IS STATED IN LIEU OF ANY OTHER EXPRESSED, IMPLIED OR STATUTORY WARRANTY AGAINST INFRINGEMENT, AND SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT OF ANY KIND.

18.7 WDC shall own the intellectual property rights pertaining to the design of the Devices; however, AMI shall own the reticles obtained by AMI for the purpose of supplying Devices to WDC under this Contract.

18.8 Notwithstanding anything in Section 18.2 to the contrary, and notwithstanding anything to the contrary contained in any other agreement between the Parties, and subject to Section 3.4, the Parties do not intend to obligate WDC to refrain from using AMI's Design System or Standard Cells AMI discloses to WDC; to the contrary, AMI hereby grants WDC an irrevocable (except for uncured material breach of this Contract by WDC), worldwide, non-exclusive, non-transferable, royalty-free license (without the right to sublicense) to make and to have made and to sell or otherwise dispose of any integrated circuit that either has been designed using AMI's Design System or embodies any AMI Standard Cell, or both, including the integrated circuits that shall constitute the Candidate Production Chips and including any other integrated circuit that hereafter during the Term hereof is designed (whether originally or as a derivative) using AMI's Design System or embodies any AMI Standard Cell, or both.


19.      ENTIRE CONTRACT

         This Contract, and the Exhibits identified herein, constitute the entire contract between the parties with respect to the subject matter hereof. All prior contracts between the parties, whether written or oral, express or implied, with respect to the subject matter hereof, are canceled and superseded. All inconsistent and/or additional terms and conditions set forth in any WDC purchase order or release, and all inconsistent and/or additional terms and conditions set forth in any AMI acceptance or acknowledgement of purchase order, are canceled and superseded by this Contract. The interpretation of this Contract may not be explained or supplemented by any course of dealing or performance.



IN WITNESS WHEREOF, the Parties have caused this Contract to be signed and accepted by their duly authorized representatives as of the day and year first above written.

"AMI"                                      "WDC"
AMERICAN MICROSYSTEMS, INC.                WESTERN DIGITAL CORPORATION

By:      CONRAD WREDBERG                   By:     KEN HENDRICKSON
         ------------------                        -----------------------------
         (Signature)                               (Signature)

         Conrad Wredberg                           Ken Hendrickson
         ------------------                        -----------------------------
         (Printed Name)                            (Printed Name)

         President and CEO                         Executive Vice President/G.M.
         ------------------                        -----------------------------
         (Title)                                   (Title)

                                   EXHIBIT A


1.  WAFER CAPACITIES, WAFER PRICES, and LEADTIMES

CALENDAR                  Q394             Q494    Q195     Q295    Q395     Q495    Q196     Q296    Q396     Q496
                          ----             ----    ----     ----    ----     ----    ----     ----    ----     ----
WSPW CAPACITY
- - -------------
"EQUIVALENT
WAFERS"                                                             *

NOTE: The term "Equivalent Wafers" shall mean a number of wafers, whether some or all are DLM wafers and whether some or all are TLM wafers, and shall be computed by adding the number of DLM wafers to the number resulting from multiplying the number of TLM wafers by 1.25. For example, if WDC orders 500 DLM wafers and 400 TLM wafers, this corresponds to [500 + (1.25)(400)] = 1000 Equivalent Wafers.

The following table lists the maximum capacity limit in WSPW if all wafers ordered were to be DLM:

CALENDAR                  Q394             Q494    Q195     Q295    Q395     Q495    Q196     Q296    Q396     Q496
                          ----             ----    ----     ----    ----     ----    ----     ----    ----     ----
DLM(WSPW)                                                           *

The following table lists the maximum capacity limit in WSPW if all wafers ordered were to be TLM:

CALENDAR                  Q394             Q494    Q195     Q295    Q395     Q495    Q196     Q296    Q396     Q496
                          ----             ----    ----     ----    ----     ----    ----     ----    ----     ----
TLM(WSPW)                                                           *

Q'ly TLM                                           10,400/Quarter, Q295 - Q496

* As for Q295, the Parties shall determine by December 31, 1994, the WSPW quantities for DLM and TLM subject to a cap of 1000 Equivalent WSPW.


*                         *                                         *

LEADTIMES
DLM FAB                                                             *
TLM FAB                                                             *
PROBE                                                               *
BACKGRIND                                                           *
POLYIMIDE                                                           *

Standard
Lead Times:
DLM                                                                 *
TLM                                                                 *





* Confidential Treatment

2.  NRE CHARGES:  *  * (Tooling) + * (Engineering Lot Charge)
              * per plate in the event of an ECO to a given reticle set

3.  LOT EXPEDITE CHARGES:  Expedite Lot: */Lot @ 27 calendar days
                          Hot Hand-Carry Lot:  */Lot @ 21 calendar days

4.  WAFER PROBE CHARGE ("WPC"):  */Wafer

         The Parties have agreed upon the amount of this charge based upon a plan to use a Trillium Tester that is expected to probe wafers at the rate of 10 wafers/hr. If the average rate of probing wafers under this Contract materially changes, the Parties shall re-negotiate the Wafer Probe Charge. In addition, WDC may want to consign certain test equipment to AMI for AMI to use in probe testing of Wafers made under this Contract. The Parties shall negotiate in good faith a reduction in the Wafer Probe Charge based upon any such consignment.

5.  WAFER BACKGRIND CHARGE ("WBC"):        */Wafer (based upon flatness w/i 10
                                           microns.)

         The Parties have agreed upon the amount of this charge based upon a plan to use an independent contractor to backgrind the wafers. If the average actual cost of backgrinding wafers under this Contract materially changes, the Parties shall re-negotiate the Wafer Backgrind Charge.

6.  APPLICABLE ADDER CHARGES ("AAC"):

         (a) POLYIMIDE ADDER: * per wafer. Incremental NRE for a new design before plates are made is * (one Plate), or * (two plates) after plates are made.

         (b) POLYCIDE ADDER: * per wafer. An adjustment to the standard die yield references (Exhibit C) will be determined by the parties at the time of implementation.

         (c)     SALICIDE ADDER: To be negotiated.







* Confidential Treatment

                                   EXHIBIT B
                       4-CORNER TEST / EXPERIMENTAL LOTS



1.  PURPOSE OF 4-CORNER EXPERIMENTAL LOT

         The purpose of the 4-corner test of a Device is to verify that the Device functions properly throughout normal expected variations in the DC electrical results deriving from AMI process(es). This will be accomplished by varying the gate channel length and the threshold voltage as described below.


2.  DESCRIPTION

         The 4-corner test shall be designed so that the following DC electrical results are achieved:

SPLIT    Vtn(v)  Vtp(v)   Leff (micron m)       Nominal Values:

                          *

3.  EVALUATION

         The experimental lots shall be evaluated by subjecting them to normal AMI DC electrical tests (MAP) and probe tests. In some cases, WDC may require final electrical tests following package assembly to complete the evaluation. The evaluation shall be judged completed when the following criteria are satisfied:
  a. AMI MAP tests demonstrate the electrical targets defined in Section 2 (above) have been met to the satisfaction of AMI. If such targets have not been met, AMI may at its expense repeat the experiment up to a limit of three (3) attempts.
  b. Probe tests have been completed and it is shown through the use of the Student T-Test that none of the 4 experimental splits is significantly different from the nominal split to a confidence level of 90%.
  c. If desired by WDC, final electrical tests have been completed and it is shown through the use of the Student T-Test that none of the 4 experimental splits is significantly different from the nominal split to a confidence level of 90%.
Criteria listed above may be waived or altered by mutual consent of both
Parties.


4.  RESPONSIBILITY

  a. AMI shall be responsible for designing, executing, and DC electrical testing of these experiment lots.





* Confidential Treatment

  b. Probe tests may be performed at either AMI or WDC. WDC shall be responsible for evaluation of the probe results.

  c. Final electrical tests (if required) shall be performed and evaluated by WDC.


5.  APPROVAL

         The subject WDC-designed Device shall be deemed to have passed the 4-Corner Experimental Tests based upon the satisfactory completion of the tests and evaluations described above. Subject to the requirements of Section 4.4 having been met, WDC's final decision to transition the Device to Die Pricing shall rest with the WDC Operations Manager.

                                    EXHIBIT C
                          STANDARD DIE YIELD REFERENCE

                                                         TLM DO = *.*         DLM DO = *.*
     DIE SIDE #                  AREA #      GROSS                   NET                  NET
        MILS          CM          CM2        DIE ##     YIELD       D/W##    YIELD       D/W##
        300         0.762        0.581        125       **.*%        **      **.*%        **
        305         0.775        0.600        123       **.*%        **      **.*%        **
        310         0.787        0.620        121       **.*%        **      **.*%        **
        315         0.800        0.640        119       **.*%        **      **.*%        **
        320         0.813        0.661        117       **.*%        **      **.*%        **
        325         0.826        0.681        115       **.*%        **      **.*%        **
        330         0.838        0.703        113       **.*%        **      **.*%        **
        335         0.851        0.724        111       **.*%        **      **.*%        **
        340         0.864        0.746        109       **.*%        **      **.*%        **
        345         0.876        0.768        107       **.*%        **      **.*%        **
        350         0.889        0.790        105       **.*%        **      **.*%        **
        355         0.902        0.813        103       **.*%        **      **.*%        **
        360         0.914        0.836        101       **.*%        **      **.*%        **
        365         0.927        0.860        100       **.*%        **      **.*%        **
        370         0.940        0.883         98       **.*%        **      **.*%        **
        375         0.953        0.907         96       **.*%        **      **.*%        **
        380         0.965        0.932         94       **.*%        **      **.*%        **
        385         0.978        0.956         92       **.*%        **      **.*%        **
        390         0.991        0.981         90       **.*%        **      **.*%        **
        395         1.003        1.007         88       **.*%        **      **.*%        **
        400         1.016        1.032         86       **.*%        **      **.*%        **
        405         1.029        1.058         84       **.*%        **      **.*%        **
        410         1.041        1.085         83       **.*%        **      **.*%        **
        415         1.054        1.111         81       **.*%        **      **.*%        **
        420         1.067        1.138         79       **.*%        **      **.*%        **
        425         1.080        1.165         77       **.*%        **      **.*%        **
        430         1.092        1.193         76       **.*%        **      **.*%        **
        435         1.105        1.221         74       **.*%        **      **.*%        **
        440         1.118        1.249         72       **.*%        **      **.*%        **
        445         1.130        1.278         70       **.*%        **      **.*%        **
        450         1.143        1.306         69       **.*%        **      **.*%        **
        455         1.156        1.336         67       **.*%        **      **.*%        **
        460         1.168        1.365         66       **.*%        **      **.*%        **
        465         1.181        1.395         64       **.*%        **      **.*%        **
        470         1.194        1.425         62       **.*%        **      **.*%        **
        475         1.207        1.456         61       **.*%        **      **.*%        **
        480         1.219        1.486         59       **.*%        **      **.*%        **
        485         1.232        1.518         58       **.*%        **      **.*%        **
        490         1.245        1.549         56       **.*%        **      **.*%        **
        495         1.257        1.581         55       **.*%        **      **.*%        **
        500         1.270        1.613         53       **.*%        **      **.*%        **
        505         1.283        1.645         52       **.*%        **      **.*%        **
        510         1.295        1.678         51       **.*%        **      **.*%        **
        515         1.308        1.711         49       **.*%        **      **.*%        **
        520         1.321        1.745         48       **.*%        **      **.*%        **
        525         1.334        1.778         47       **.*%        **      **.*%        **
        530         1.346        1.812         45       **.*%        **      **.*%        **
        535         1.359        1.847         44       **.*%        **      **.*%        **
        540         1.372        1.881         43       **.*%        **      **.*%        **
        545         1.384        1.916         41       **.*%        **      **.*%        **
        550         1.397        1.952         40       **.*%        **      **.*%        **
        555         1.410        1.987         39       **.*%        **      **.*%        **
        560         1.422        2.023         38       **.*%        **      **.*%        **
        565         1.435        2.060         37       **.*%        **      **.*%        **
        570         1.448        2.096         36       **.*%        **      **.*%        **
        575         1.461        2.133         35       **.*%        **      **.*%        **

#        Based on center-of-scribe to center-of-scribe measurements
## Gross and net die will be adjusted for any non-die fileds stepped on the wafer resulting in a reduced gross die count
### Actual gross die based on completed reticles may be used for net die calculations




* Confidential treatment

                                    EXHIBIT C
                          STANDARD DIE YIELD REFERENCE

                                                        TLM DO = *.*          DLM DO = *.*
     DIE SIDE #                  AREA #      GROSS                 NET                    NET
        MILS          CM          CM2        DIE ##   YIELD       D/W##     YIELD        D/W##
        300         0.762        0.581        125     **.*%        **        **.*%        **
        305         0.775        0.600        123     **.*%        **        **.*%        **
        310         0.787        0.620        121     **.*%        **        **.*%        **
        315         0.800        0.640        119     **.*%        **        **.*%        **
        320         0.813        0.661        117     **.*%        **        **.*%        **
        325         0.826        0.681        115     **.*%        **        **.*%        **
        330         0.838        0.703        113     **.*%        **        **.*%        **
        335         0.851        0.724        111     **.*%        **        **.*%        **
        340         0.864        0.746        109     **.*%        **        **.*%        **
        345         0.876        0.768        107     **.*%        **        **.*%        **
        350         0.889        0.790        105     **.*%        **        **.*%        **
        355         0.902        0.813        103     **.*%        **        **.*%        **
        360         0.914        0.836        101     **.*%        **        **.*%        **
        365         0.927        0.860        100     **.*%        **        **.*%        **
        370         0.940        0.883         98     **.*%        **        **.*%        **
        375         0.953        0.907         96     **.*%        **        **.*%        **
        380         0.965        0.932         94     **.*%        **        **.*%        **
        385         0.978        0.956         92     **.*%        **        **.*%        **
        390         0.991        0.981         90     **.*%        **        **.*%        **
        395         1.003        1.007         88     **.*%        **        **.*%        **
        400         1.016        1.032         86     **.*%        **        **.*%        **
        405         1.029        1.058         84     **.*%        **        **.*%        **
        410         1.041        1.85          83     **.*%        **        **.*%        **
        415         1.054        1.111         81     **.*%        **        **.*%        **
        420         1.067        1.138         79     **.*%        **        **.*%        **
        425         1.080        1.165         77     **.*%        **        **.*%        **
        430         1.092        1.193         76     **.*%        **        **.*%        **
        435         1.105        1.221         74     **.*%        **        **.*%        **
        440         1.118        1.249         72     **.*%        **        **.*%        **
        445         1.130        1.278         70     **.*%        **        **.*%        **
        450         1.143        1.306         69     **.*%        **        **.*%        **
        455         1.156        1.336         67     **.*%        **        **.*%        **
        460         1.168        1.365         66     **.*%        **        **.*%        **
        465         1.181        1.395         64     **.*%        **        **.*%        **
        470         1.194        1.425         62     **.*%        **        **.*%        **
        475         1.207        1.456         61     **.*%        **        **.*%        **
        480         1.219        1.486         59     **.*%        **        **.*%        **
        485         1.232        1.518         58     **.*%        **        **.*%        **
        490         1.245        1.549         56     **.*%        **        **.*%        **
        495         1.257        1.581         55     **.*%        **        **.*%        **
        500         1.270        1.613         53     **.*%        **        **.*%        **
        505         1.283        1.645         52     **.*%        **        **.*%        **
        510         1.295        1.678         51     **.*%        **        **.*%        **
        515         1.308        1.711         49     **.*%        **        **.*%        **
        520         1.321        1.745         48     **.*%        **        **.*%        **
        525         1.334        1.778         47     **.*%        **        **.*%        **
        530         1.346        1.812         45     **.*%        **        **.*%        **
        535         1.359        1.847         44     **.*%        **        **.*%        **
        540         1.372        1.881         43     **.*%        **        **.*%        **
        545         1.384        1.916         41     **.*%        **        **.*%        **
        550         1.397        1.952         40     **.*%        **        **.*%        **
        555         1.410        1.987         39     **.*%        **        **.*%        **
        560         1.422        2.023         38     **.*%        **        **.*%        **
        565         1.435        2.060         37     **.*%        **        **.*%        **
        570         1.448        2.096         36     **.*%        **        **.*%        **
        575         1.461        2.133         35     **.*%        **        **.*%        **

#        Based on center-of-scribe to center-of-scribe measurements
## Gross and net die will be adjusted for any non-die fileds stepped on the wafer resulting in a reduced gross die count
### Actual gross die based on completed reticles may be used for net die calculations





* Confidential treatment

                                   EXHIBIT D


                     CHANGE ORDER/CANCELLATION COMPENSATION
                 (See Section 10.3 and Exhibit "A" of Contract)


                 WORK IN PROCESS (W.I.P.) CANCELLATION CHARGES



AMI "DLM" FAB STEP                                          CANCELLATION CHARGES
            *                                               *  OF WAFER UWP
            *                                               *  OF WAFER UWP
            *                                               *  OF WAFER UWP
            *                                               *  OF WAFER UWP




AMI "TLM" FAB STEP                                          CANCELLATION CHARGES
            *                                               *  OF WAFER UWP
            *                                               *  OF WAFER UWP
            *                                               *  OF WAFER UWP
            *                                               *  OF WAFER UWP










* Confidential Treatment

                                   EXHIBIT E
                     LIST OF SPECIFICATIONS AND "QUAL MEMO"

Specifications:

         QC000082 Rev 01
         QC000159 Rev 02
         QC000175 Rev A0
         RL000100 Rev J0
         QC020016 Rev 01

                                  EXHIBIT E


[WESTERN DIGITAL LOGO/LETTERHEAD]



SUBJECT:         QUALIFICATION PLAN FOR AMI CW (0.8 MICRON) DIFFUSION PROCESS
FROM:            J.K. WANG
DEPARTMENT:      MCP QUALITY
DATE:            JUNE 16, 1994

WD QUALIFICATION PLAN:

         The following reliability qualification plan is laid out based on the assumption that CW TLM diffusion process will be loaded first. It is assumed that neither polycide nor salicide process is required for ********************. This plan is subject to change if polycide process is required for porting existing WD design to the AMI foundry.

WHAT IS COVERED IN THE QUALIFICATION?:

         Ideally, to perform a full qualification of a process, one or several vehicles that include all the library cells in CW technology and cover all the features allowed by the CW design rules (e.g. stacked vias ?) need to be available. AMI needs to provide to WD the list of library cells and design rules that are not covered by SEC chips. In addition, any new cells or allowed design rule deviations (*****************) that are not covered by SEC need to be listed to WD Reliability and the plan to address alternate qualification method for these new cells or features must be provided by AMI before July 15, 1994.

         Without cell and rule information about SEC as discussed above, WD Reliability proposes R2 qualification of CW (0.8 micron) diffusion process using two AMI SEC lots. Passing R2 read points for all the stresses permits R2 release of the process only, not the whole cell library or design rule. Reliability plan addressing the differential features between SEC and CW cell library, between SEC and *************** need to be provided by AMI. The work necessary to address all such differential features must be complete by *.

         For R3 release, two conditions need to be met. One is that these SEC lots plus one WD ************* device lot of 370 units need to pass R3 read points. The other is that the process infant mortality as demonstrated by *************** chips or comparable AMI devices needs to be below 2000 PPM. WD's goal is to receive products that are less than ***************. AMI needs to provide infant mortality improvement plan and monitor the infant mortality trend on bi-weekly basis.

         SEC and *************** qualification lots require HTOL, environmental stresses, ESD and latchup, etc. Reliability stress conditions should be the same between SEC and WD code(s). Since WD *************** devices consist of random logic with analog contents and are much more difficult to debug any reliability failure than SEC, AMI's is requested to adopt our stress condition instead of their sequential stress method.





* Confidential treatment

                                EXHIBIT E

         The following summarizes the reliability tests and the sample size per lot required for CW process qualification:

STRESS NAME                       STRESS DURATION                  REJECT/SAMPLE/LOT            CYCLE TIME
- - ----------------------------------------------------------------------------------------------------------
HTOL                              48hrs 168hrs 500hrs 1000hrs              *******              2 mo
(6.5V,125 degrees C, dynamic)                                              *******
HTS (150 degrees C)               168hrs 500hrs 1000hrs                    *******              2 mo
TC(-65 degrees C/150 degrees C)   300cyc 600cyc                            *******              2.5 wks
TS(-55 degrees C/125 degrees C)   100cyc                                   *******              1 wk
pressure cooker                   96hrs 240hrs                             *******              1.5 wks
THB                               168hrs 500hrs 1000hrs                    *******              2 mo
bond strength                                                              *******              1 day
ESD, 2000V/1200V/600V                                                      *******              1 wk
Latchup 100mA (DC ramp, 125C)                                              *******              2 days
Hot carrier                                                                *******              days
Electromigration                                                           *******              hrs to wks
Construction analysis                                                      *******              3 wks

          Table I Reliability Test Plan for 0.8 micron CW Diffusion Process.

Note:

1) Boldface: R2 requirement (production release) (A/W): AMI performs on TLM SEC, WD performs on WD code ***************. Total sample for each lot is about 370 units not including EM, hot carrier or construction analysis. One wafer or 10 packaged devices can be used for construction analysis (A): AMI performs this test (W): WD performs this test.
2) All functional failures need to be baked at 150 degrees C for 24 hours and re-tested. If passing re-test, the failures are considered bake recoverable. Bake recoverable defects require special analysis procedure that needs to be discussed later between AMI and WD. If failed re-test, the failures are routed to failure analysis.
3)       prerequisite: AMI needs to have TLM SEC design and mask sets complete.
4) If latchup is performed at room temperature using JEDEC pulse method, it should pass 250 mA.
5) Constant current stressing for electromigration ************ and *********** data (fit to lognormal distribution) should be provided to WD.1
6) WD need to know if SEC includes all the ESD buffers related to 1, O, I/O, pull up, pull down and tri-state buffers. AMI has indicated that
         0.8 micron DLM gate array test chip passed ************ protection for pin leakage except for Idd current due to core circuit damage, and it passed pin leakage and Idd current for ************. AMI indicated that any product designed in the CWx technology is assured of having better than ************ ESD immunity2. AMI needs to report whether this gate array data applies to standard cell or custom TLM3.

cc: ************                  *************             *************
    ************                  *************             *************
    ************                  *************             *************
    ************                  *************             *************

****:
1   **********************************************************
2   ****************************************************************************
    ***************************
3   **********************************************************

                                   EXHIBIT F
           TERMS AND CONDITIONS CONCERNING DESIGN SERVICES ACTIVITIES

This Exhibit sets forth AMI's analysis of the support required in order to help WDC successfully implement both Enterprise and Horizon (the "First Devices") during the Qualification Phase of this Contract.

There are three basic categories of activity:

         1.      Software Tools and Services
         2.      Engineering Services
         3.      Back End Support

Within these activities there are deliverables such as the actual software for category 1, the circuit description and physical data on the custom cells AMI develops for category 2 and sorted, assembled and tested parts for category 3.

Deliverables are priced on a stand-alone basis. Services are quoted as a fixed dollar amount based on assumptions as to the time and effort required for such things as the development of special cells, but "rates" for engineering time are shown also in the event that engineering effort required extends beyond the scope of the assumptions used. AMI's assumptions are shown below:

ASSUMPTIONS:

1. A Technical Program Manager (TPM) will be required full time for six months, half time for the next six months and part time thereafter (this person is Barry West). If needed beyond six months, the TPM can be made available on a full time basis.

2.       Dedicated support from San Jose based Field Applications Engineers
(FAE) equal to one-third time through "tape out" on both Horizon and Enterprise.

3. Development of the special cells (22 as of Effective Date) is estimated at 16 man weeks and with concurrent engineering in Pocatello is estimated to take a total span of 10 calendar weeks.

4. Engineering training will be required of AMI engineering both on site in Mountain View and in Pocatello.

CATEGORY 1 - SOFTWARE TOOLS & SERVICES:

Deliverables include: H-spice models, Verilog simulation models, IKOS simulation models, physical models, Design Kit (libraries, 5-corner simulation tools, Enhanced Design Utilities, optimization tools), Access Design Tools, process target intrinsic parameters and design rules.

         Cost:            *
         -       training and installation at below listed rates
         -       installation at locations other than Mountain View not included
         -       number of "seats" to be determined by WDC


ENGINEERING SERVICES:

Weekly rate for AMI engineering at their home site:  *
Weekly rate for Pocatello engineering in Mt. View:   *

Development of afore-
mentioned special cells:          *
Technical Program Manager:        *
                                  *
                                  *
Dedicated FAE support:            *
Layout Engineering:               *


BACK-END SUPPORT

Assembly of 30 Ceramic prototypes                  *

Assembly of 100 Plastic samples                    *

Test - hardware and execution                      *
(WDC to do test development)

Test - per tester hour                             *

In addition to providing the prototypes and samples as mentioned above (which are already included in the dollar value set forth below) and according to
Section 2.8 of the Wafer and Die Purchase Contract, AMI will run two full lots at no charge to WD, excluding assembly and test except for a "reasonable number of devices" per Section 2.8(a), on the basis of a standard priority. Any expedite charges will be additional according to Exhibit A of the Contract.

WDC shall place a purchase order for the following items immediately, which AMI will call "initial NRE."


Software deliverables                              *
Development of special cells                       *
Technical Program Manager and
dedicated FAE support                              *
Protos & samples of the First Devices              *
                                                   *

Milestone payments of the "initial NRE" shown above will be billed to WDC according to the following schedule:



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                                       2

         Start of Project (already past)                    *
         * "tape out"                                       *

         * "tape out"                                       *
         Ceramic * working sample approval                  *
         Ceramic * working sample approval                  *


Additional purchase orders may be necessary for separate items as they become necessary. Any effort expended or charges which will be incurred in excess of those listed above should be mutually discussed and agreed upon by AMI and WDC before such effort is expended and charges are incurred.

PROPOSED DEVELOPMENT SCHEDULE

AMI will use its commercially reasonable best efforts to achieve the following schedules:


         Milestones                        *                                 *

         Release to Layout                 *                                 *
         Tape Out                          *                                 *
         Wafers out of Fab                 *                                 *
         30 Ceramic Protos                 *                                 *
         100 Plastic Samples               *                                 *











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                                       3

                                    EXHIBIT G

                             SCHEDULE OF MILESTONES

                                                                     Page 2 of 8
                                  EXHIBIT G


AMI Process Qual Schedule


Description                             Weeks               Estm. Completion Date
- - -----------                             -----               ---------------------
SEC LOT #1

Fab out                                 28 - 33                     8/14
Sort                                    33 - 34                     8/21
Assembly                                34 - 37                     9/11
1000 hours of life                      37 - 48                    11/13
1000 hours of storage life              37 - 45                     11/8

SEC LOT #2

Fab out                                 28 - 35                     8/28
Sort                                    35 - 36                      9/4
Assembly                                36 - 39                     9/25
1000 hours of life                      39 - 48                    11/27
1000 hours of storage life              39 - 47                    11/20

SEC LOT #3

Fab out                                 28 - 37                     9/11
Sort                                    37 - 38                     9/16
Assembly                                38 - 41                     10/9
1000 hours of life                      41 - 50                    12/11
1000 hours of storage life              41 - 49                     12/4





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
                                                                     Page 3 of 8
                                    EXHIBIT G


     ID                    TASK NAME                  DURATION   START     FINISH     % COMP.
      1     CELL 3 LIBRARY CREATION                      *        ***       ***        100%
      2        Define Metal Pitch                        *        ***       ***        100%
      3        Create Initial library                    *        ***       ***        100%
      4        Create LEF Timing File                    *        ***       ***        100%
      5        Timing Added to library                   *        ***       ***        100%
      6        Test Routes complete                      *        ***       ***        100%
      7        Missing cell investigation                *        ***       ***        100%
      8     Update data files                            *        ***       ***        100%
      9     Copy ESD memo to WD                          *        ***       ***        100%
     10     Die size estimation                          *        ***       ***        100%
     11     Die size estimation program for WD           *        ***       ***        100%
     12     CUSTOM CALL REQUESTS                         *        ***       ***         56%
     13        Research schedule reduction               *        ***       ***        100%
     14        6 I/O cells for ************              *        ***       ***        100%
     15        6 I/O cells on workstations               *        ***       ***        100%
     16        Release cells to WD                       *        ***       ***          0%
     17        Analog input with protection              *        ***       ***         50%
     18        IO83X6 for ************                   *        ***       ***        100%
     19        2 core cells for ************             *        ***       ***        100%
     20        2 core cells on workstation               *        ***       ***        100%
     21        Release to WD                             *        ***       ***          0%
     22        Preliminary cell development              *        ***       ***         85%
     23        14 Preliminary cells on workstations      *        ***       ***          0%
     24        All preliminary models released           *        ***       ***          0%
     25        14 I/O cells for ************             *        ***       ***         20%
     26        14 Final I/O cells on workstations        *        ***       ***          0%
     27        All physical and final models             *        ***       ***          0%
     28     CWX3V LIBRARY                                *        ***       ***         95%
     29        3V Characterization                       *        ***       ***        100%
     30         3V library creation                      *        ***       ***        100%
     31        Addition to mission cells                 *        ***       ***         75%
     32     Delay Calculator problems                    *        ***       ***        100%
     33     FIFO INVESTIGATION                           *        ***       ***         75%
     34        Simulation                                *        ***       ***         50%
     35        Layout                                    *        ***       ***        100%
     36     ROM DATA                                     *        ***       ***        100%
     37        Models                                    *        ***       ***        100%
     38        Physical                                  *        ***       ***        100%





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
                                                                     Page 4 of 8
                              EXHIBIT G

     ID                    TASK NAME                  DURATION   START     FINISH     % COMP.
     39     SAMPLE PACKAGES                               *       ***       ***         78%
     40        208 pln pkg                                *       ***       ***        100%
     41        240 pln pkg                                *       ***       ***         75%
     42     PLI - Vector Issues                           *       ***       ***        100%
     43     Missing I/O's (3)                             *       ***       ***        100%
     44     Recommended ************ Clock Structure      *       ***       ***        100%
     45     Unrecognized resistor problem                 *       ***       ***        100%
     46     LPE netlist extraction investigation          *       ***       ***        100%
     47     LPE flow creation                             *       ***       ***        100%
     48     Update LPE rules for TLM                      *       ***       ***        100%
     49     3 sigma vs 2 sigma investigation              *       ***       ***        100%
     50     Get GDS utilities to WD                       *       ***       ***        100%
     51     AcrCell routing density study                 *       ***       ***        100%
     52     Metal migration relaxation results            *       ***       ***        100%
     53     TD02 and TD03 to WD                           *       ***       ***        100%
     54     Power Equation accuracy data                  *       ***       ***        100%
     55     TEST PROGRAM                                  *       ***       ***          0%
     56        Test Engineer assigned                     *       ***       ***          0%
     57     ************                                  *       ***       ***          2%
     58        Netlist to AMI for parallel layout         *       ***       ***          0%
     59        Power Pad investigation                    *       ***       ***          0%
     60        Custom block abstracts to AMI              *       ***       ***        100%
     61        AMI parallel layout                        *       ***       ***          2%
     62        Release to layout                          *       ***       ***          0%
     63        Layout                                     *       ***       ***          0%
     64        Tape out                                   *       ***       ***          0%
     65        Fabrication of wafers                      *       ***       ***          0%
     66        Wafers out of Fab                          *       ***       ***          0%
     67        30 Ceramic protos                          *       ***       ***          0%
     68        100 Plastic samples                        *       ***       ***          0%
     69     ************                                  *       ***       ***          0%
     70        Release to layout                          *       ***       ***          0%
     71        Layout                                     *       ***       ***          0%
     72        Tape out                                   *       ***       ***          0%
     73        Fabrication of Wafers                      *       ***       ***          0%
     74        30 Ceramic protos                          *       ***       ***          0%
     75        100 Plastic samples                        *       ***       ***          0%





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
                                                                     Page 5 of 8

                                     EXHIBIT G

1        CALL 3 LIBRARY CREATION
         6/14/94 - Task completed except test routes. Behind schedule due to other commitments. Toan Ly has received initial library with timing. 6/17/94 - Unable to update status of test routes due to inability to contact J. Seymour.
         7/6/94 - complete except for a few missing cells which have been provided by WD

6        TEST ROUTES COMPLETE
         6/24/94 - Jim Seymour will deliver final Cell 3 libraries to Toan Ly today. He will also train Toan on processing new cells and using the library.

7        MISSING CELL INVESTIGATION
         6/17/94 - Unable to contact J. Seymour to discuss missing cells. 6/24/94 - Jim fixed missing core cells. Barry delivered the missing I/O cells to Toan on 6/22/94.

10       DIE SIZE ESTIMATION
         7/8/94 - Current die size estimate for ************ mils/side.

11       DIE SIZE ESTIMATION PROGRAM FOR WD
         6/17/94 - Trying to get a formula of simple spreadsheet to WD for die size estimations.
         6/22/94 - Still trying to get program.
         6/24/94 - Program mailed to Marty Jain on 6/23/94 and he will deliver to WD when he gets it.

13       RESEARCH SCHEDULE REDUCTION
         6/17/94 - Proposal is to release preliminary models which will be incrementally replaced with final models as they are completed. Preliminary models will be produced without backannotation and will have some degree of inaccuracy. Investigation is underway to determine the scope of the inaccuracy.

14       6 I/O CELLS FOR *************
         6/13/94 - Delay due to misinterpreted spec on ************. Pull-up was left out on initial version.
         6/17/94 - Delay due to confusion on PCI spec. AMI designed internal design, WD wanted pull-up and schmitt. Since AMI cannot meet PCI spec for VIH and VIL with schmitt, Terry Wu agreed to a design with no schmitt but with a pull-up. Design was produced and completed on 6/17/94.

16       RELEASE CALLS TO WD
         6/17/94 - Completed 4 days behind schedule due to issues discussed in item 14.

17       ANALOG INPUT WITH PROTECTION
         7/8/94 - WD has requested and analog direct core input with ESD protection added. The cell will provide direct analog input to the core with a range of VSS to VDD. If a signal with a voltage over VDD is applied, the protection will clamp the signal back to VDD. The cell development should not effect previous cell development commitments since it is a layout project only. An existing cell (PP04X) will be used in the layout until this cell can be finished.

18       I083X6 FOR ***********
         7/13/94 - Request for this cell has potential schedule impact of 2 days on the *********** cells. Wallace Kou of WD was informed of this potential impact on 7/8/94 by Marty Jain.

19       2 CORE CELLS FOR ************
         6/15/94 - ITA4 cell designed and layout started. DLY8_2_3 cell design has begun.
         6/17/94 - Cells completed on schedule even when PCI redesign conflicted with schedule. Thanks to Y. Zhang and J. Witt.

21       RELEASE TO WD
         6/17/94 - Completed on time.

22       PRELIMINARY CELL DEVELOPMENT

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
                                                                     Page 6 of 8


                                  EXHIBIT G

         6/22/94 - First schematic drawn and DC characteristics measured. Schematic is given to WD for approval.
         6/24/94 - AC and DC characteristics of first schematic have been measured and given to WD for approval. Now that specs are understood by AMI and methodology for designing the cells has been established, the rest of the cells should progress faster.
         6/29/94 - All 6ma, 4ma, 16ma and all level shifter schematics are complete. These will be delivered to WD by Barry West during site visit on 6/30/94. This project remains on schedule.
         7/6/94 - All schematics are complete. They are waiting for WD approval. This project remains on schedule.
         7/8/94 - Timing views for first device are under development. Still waiting approval of schematics from WD.
         7/13/94 - Timing views almost complete. Still waiting for WD to approve schematics. AMI is assuming they ore OK. WD has been provided with HSPICE files for all cells.

25       14 I/O CELLS FOR **********
         6/22/94 - This task pertains to layout and final model generation. 7/6/94 - First cell is in layout at DRC/LVS verification. Protection structure for WIDX and WSIX cells is under development.
         7/13/94 - Four cells are completed in layout. The lack of schematic approval from WD is becoming critical in the ability of AMI to finish this test on time. AMI has assumed that the schematics are OK and continued with layout. If some schematics are rejected by WD that are already finished in layout, it will impact the schedule. Wallace Kou and Andy Anderson will be notified by phone of this problem today.

30       3V LIBRARY CREATION
         6/17/94 - Task competed on time.  Thanks to Y. Zhang, M. Willis, and
         R. Ray.
         6/22/94 - Libraries were not produced on ***********. Should be done by 6/23/94.

33       FIFO INVESTIGATION
         6/10/94 - Awaiting input from WD on FIFO.
         6/17/94 - Cell level netlist received. Still trying to contact Jason Trinh to find out exactly what is to be done on this investigation. 6/22/94 - Task is proceeding after discussions with Jason.

34       SIMULATION
         6/22/94 - Netlist received. Converting to AMI format. Waiting for vectors for simulation. They have been promised to AMI by 6/24/94. 6/29/94 - It was discovered that the netlist originally given to AMI was not the same netlist that WD was using. The cell and net counts were about 400 too low on the netlist AMI had. A new netlist was received by Barry West on 6/28/94. Vectors received on 6/27/94. This caused a restart of the simulation.
         7/6/94 - Simulation has begun of netlist. A synthesized netlist of the design with all MUX cells removed has about 4000 less gates. AMI will try to prove the simulation that it is functionally equivalent. If it is, AMI will recommit its use over the original design containing MUX's.
         7/13/94 - Simulation is underway.

35       LAYOUT
         6/29/94 - Test layouts completed for both old and new netlist of FIFO. Cell densities were low on this netlist and concern about the routability of the AMI libraries were expressed by WD. After some evaluation of the netlist for the FIFO by Barry West, it was discovered that almost 50% of the gate count of the design was the largest cell in the library (MX81). Given this fact and the fact that the design has a large pin per net ratio (over 4), AMI feels that this is not a fair test case to determine the routability of the library. AMI will replace the MX81 cell with logic to create a fair test case. WD and AMI will them be able to route the new design to test routability.
         7/6/94 - Still attempting to route new design without MUX cells and verify that it is functionally the same.
         7/8/94 - Route of FIFO without MUX's is complete.  AMI got it down to
         6.6 mm2 with a cell density of 590 cells per mm2. AMI feels this is a good density based on the high net count for the FIFO. AMI will recommend to WD that


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
                                                                     Page 7 of 8

                               EXHIBIT G

         they use the new FIFO block pending the simulation results which should prove that the new FIFO is functionally the same and runs faster. AMI will spend some effort to optimize the route further. 7/13/94 - Best route for this without floorplan partitioning (which could be the best way) is 6.6 mm2.

39       SAMPLE PACKAGES
         6/29/94 - All packaging issues will be discussed at meeting at WD on 6/30/94.
         6/22/94 - Clock structure defined. Results are being verified. 6/24/94 - Recommended clock structure was delivered by WD on 6/23/94. Some assumptions made by AMI about the clock structure with respect to the chip coverage of the clock were invalid. A more detailed discussion and recommendations from AMI will be developed at the meeting at WD on 6/30/94.
         7/6/94 - New structures recommended for clocks which include floorplan considerations.

45       UNRECOGNIZED RESISTOR PROBLEM
         6/17/94 - Problem was discovered. Current LPS rules require a netlist and a completed LVS run. This was not happening. Investigation is under way to find out how long it would take to update LPE rules.

46       LPE NETLIST EXTRACTION INVESTIGATION
         6/20/94 - Three days required to update LPE extraction rules to produce netlist from layout. AMI is waiting for conformation from WD to proceed with this before it will begin.

47       LPE FLOW CREATION
         6/22/94 - Debugging one problem in flow before flow can be released to WD.
         6/24/94 - Awaiting a new version of software from ********** to try to fix a bug that is crashing the LPE run.
         7/13/94 - Unable to get a resolution from ********** about how to fix the problem. AMI will request assistance from WD to get ********* to provide a solution.
         7/13/94 - ********** has provided a fix. LPE flow was created and delivered to WD today.

48       UPDATE LPE RULES FOR TLM
         8/24/94 - On hold until current bug is fixed.
         7/13/94 - Delivered today.

49       3 SIGMA VS 2 SIGMA INVESTIGATION
         6/17/94 - Since AMI has no previous experience with using 2 sigma models with respect to manufacturability of a device, no information on the impact can be offered. Toan Ly should call Ton Burghard directly for further information if required.

51       ARCCELL ROUTING DENSITY STUDY
         7/6/94 - AMI is trying again with modified FIFO netlist.
         7/8/94 -See note on FIFO routing for results.

52       METAL MIGRATION RELAXATION RESULTS
         6/24/94 - Barry is attempting to find out the status of this investigation.
         7/6/94 - AMI has provided new numbers to WD. These numbers are 1.3mA per micron of metal width for all metal layers and 0.9mA per min via cut.

54       POWER EQUATION ACCURACY DATA
         6/24/94 - Accuracy of the power equation in the data book is dependent on the ability of the user to accurately estimate switching activity of a circuit in a clock cycle. If this data can be determined accurately, then the equation is very accurate. Access has automated routines for applying this equation to a circuit.

55       TEST PROGRAM
         7/6/94 - Test meeting on 6/30/94 was a success. This report will contain summary of commitments of both parties in the next report.


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
                                                                     Page 8 of 8

                                       EXHIBIT G

56       TEST ENGINEER ASSIGNED
         6/29/94 - This person is Kim Gunderson. Glen Mikkelson has been assigned to address yield issues of production.

58       NETLIST TO AMI FOR PARALLEL LAYOUT
         6/22/94 - This is for ************.
         6/29/94 - AMI has still not received the netlist which was originally scheduled for 6/24/94.
         7/6/94 - AMI has received preliminary netlist from WD on 7/5/94. This netlist is not layout ready since it contains no clocking structure. There is also some concern on AMI's part about the number of power pads in this design vs the number of 16mA outputs. Marty Jain will be giving WD a clock structure to insert into the netlist today in hopes it will be ready by 7/7/94. Assuming the netlist is received for layout on 7/7, it will be 2 weeks behind schedule.
         7/8/94 - Netlist undergoing changes to add clock structure and new pin out to fix power pad placement. Hopefully it will be delivered today. 7/13/94 - Netlist with clock structure and correct pin out was received on 7/8/94 in the late evening.

59       POWER PAD INVESTIGATION
         7/8/94 - AMI has analyzed the power pad requirements and placement and recommended changes. The number of power pads is fine, but their placement must be adjusted in order for the design to function correctly. Terry Wu, Toan Ly, Marty Jain, and Marry West spent several hours going over an optimum power pad placement and WD has made the changes. These changes will help assure the design meets all AMI power pad space.

60       CUSTOM BLOCK ABSTRACTS TO AMI
         6/29/94 - AMI has still not received abstracts which we originally scheduled for 6/24/94.
         7/6/94 - Blocks have been received by AMI. There are a couple of problems remaining that are being resolved. All problems should be resolved today.
         7/8/94 - Only missing place is the pin definition for the backend block. Layout cannot begin until this is complete.
         7/13/94 - All pin problems have been solved today. Layout will begin today.

61       AMI PARALLEL LAYOUT
         6/24/94 - AMI will be performing this layout as a backup to the WD Cell3 layout. This requires delivery of a netlist and the custom block abstracts from WD in order to begin on schedule.
         6/29/94 - Scheduled start date is being pushed back due to lack of netlist and abstracts.
         7/13/94 - Pad placement file created by AMI and sent to WD. Netlist is read and floorplanning has begun. The AMI layout is behind the WD layout due to date AMI received abstracts and netlist.


* Confidential treatment

                                   APPENDIX
                                   --------

The timeline indicating the AMI process qual schedule by week is on page 2 of Exhibit G to Exhibit 10.15